STANDARD OFFICE LEASE

This Standard Office Lease (the "Lease") is entered into by and between FROST NATIONAL BANK, TRUSTEE FOR A DESIGNATED TRUST, "Landlord", and ARGYLE SECURITY ACQUISITION CORPORATION, "Tenant".

Landlord owns a project known as CONCORD PLAZA which contains, among other facilities, an office building, a retail center and an appurtenant parking facility, located on the Property (as hereinafter defined). Tenant desires to lease the Premises (as hereinafter defined) on the terms and conditions herein contained

NOW, THEREFORE, in consideration of the rent to be paid by Tenant hereunder, and other mutual representations, warranties and covenants herein contained, Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord the Premises situated upon the Property (as herein defined) described on Exhibit "B" attached hereto, TO HAVE AND TO HOLD the same for the term herein provided, subject to all of the following terms and provisions:

1.  DEFINITIONS AND RULES OF CONSTRUCTION.

1.1  Definitions:

"Additional Rental" means all amounts Tenant is required to pay pursuant to Section 4.2 of this Lease plus other amounts designated in this Lease as Additional Rental.

"Area of the Premises" means the aggregate total number of rentable square feet of floor area contained in the Premises, as set forth in the Basic Terms attached hereto as Exhibit "A" and incorporated herein for all purposes.

"Area of the Building" means the aggregate total number of rentable square feet of office (and retail, if applicable) floor area contained in the Building as set forth in the Basic Terms attached hereto as Exhibit "A" and incorporated herein for all purposes.

"Base Rental" means all amounts Tenant is required to pay pursuant to Section 4.1, as such amounts may be hereafter adjusted pursuant to the terms of this Lease.

"Building" means the Concord Plaza office building and appurtenant office facilities and Facilities.

"Business Day" means any day except Saturdays, Sundays, and Holidays.

"Building Standard Improvements" means those items set forth on Exhibit "C" attached hereto.

"Capital Improvements" means any expense that under generally accepted accounting principles adds fixed assets subject to depreciation or amortization treatment.

"Commencement Date" means February 1, 2006.

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"Common Area" consists of those portions of the Building, Retail Center, and/or Property designated by Landlord from time to time for the common use of all tenants, including without limitation the corridors, elevator foyers, restrooms, janitor closets, electrical and telephone closets, vending areas the parking areas, sidewalks, landscaping, curbs, loading areas, private streets and alleys, and lighting facilities, all of which shall be subject to Landlord's sole management and control and shall be operated and maintained in such manner as Landlord in its sole discretion shall determine. Landlord reserves the right to change from time to time the dimensions and location of the Common Area as well as the location, dimensions, identity and type of any building and to construct additional buildings or additional stories on existing buildings or other improvements or to eliminate Buildings as it may determine. Tenant shall have the non-exclusive right to use the Common Area, in common with Landlord, other tenants of the Building and Retail Center and other persons permitted by Landlord to use same, and subject to such rules and regulations set out in Exhibit "D", attached hereto and made a part hereof, and otherwise such as Landlord may from time to time in its sole discretion prescribe. Landlord may temporarily close any part of the Common Area for such periods of time as Landlord deems necessary to make repairs or alterations thereto, or to prevent the public from obtaining prescriptive rights therein. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by the Tenant or used for any purpose other than for ingress to and egress from its Premises. The halls, passages, exits, entrances, elevators, stairways and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building, Retail Center and Property and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities.

"Effective Date" of this Lease is that date on which this Lease is executed by Landlord and Tenant.

"Excess Operating Expenses" for any Lease Year means the amount by which (i) Operating Expenses for any Lease Year exceeds (ii) the Operating Expenses for the Base Year as listed on Exhibit "A" attached hereto multiplied by the Area of the Building.

"Facilities" means and includes all equipment, machinery, facilities and other personal property located on the Property or used or utilized wholly or partially in or in connection with the operation or maintenance of the Property, or any part thereof (including, but not limited to, all heating, ventilating, and air conditioning equipment or machinery).

"Garage" means the multi-story parking garage located on the Property.

"Holidays" means New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas, and if any such day falls on a Saturday or Sunday, the Friday or Monday designated by the Landlord as a Holiday in connection with such day.

"Lease Year" means a period not to exceed twelve (12) calendar months commencing on the Commencement Date (in the case of the first Lease Year) and January 1 in other years, ending on December 31 of the same year or the last day of the Term (in the case of the Last Lease Year).

"Leasehold Improvements" means the work to be performed by Landlord or Tenant, as the case may be, pursuant to the Work Letter attached hereto as Schedule 1.

"Monthly Parking Charge" means the monthly parking charge as described in the Basic Terms attached hereto as Exhibit “A” and incorporated herein for all purposes.

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"Normal Business Hours" means the time from 7:00 a.m. to 6:00 p.m., San Antonio time, on Business Days, and 8:00 a.m. to 1:00 p.m., San Antonio time, on Saturdays (other than Holidays).

"Operating Expenses" means all actual costs and expenses incurred in connection with the management, ownership, operation or maintenance of the Building (including, without limitation, the Premises and all other tenant space), excluding those items described in paragraph (b) of this definition and adjusted as provided in Section 1.8, below:

(a) Subject to paragraph (b), Operating Expenses include, without limitation: (i) wages, salaries, bonuses and labor costs of all persons directly engaged in the management, operation or maintenance of the Property (whether employees or contract laborers), including benefits, taxes, unemployment and disability insurance, worker's compensation insurance and social security taxes; (ii) all supplies, tools, equipment and materials used in the management, operation or maintenance of the Property or Facilities; (iii) costs of all utilities for the Property or any part thereof, including all costs of operation of heating, ventilating and air conditioning services, water and lighting; (iv) costs of all maintenance and service agreements for the Property or Facilities, including without limitation security service, window cleaning, elevator maintenance and janitorial service; (v) costs of repairs and general maintenance relating to the Property or Facilities; (vi) amortization of Capital Improvements as and to the extent provided in Section 1.8; (vii) improvements to the Property which are required by governmental authority, (viii) the cost of all insurance relating to the Property, the Facilities and Landlord's personal property used in connection with the Property; and (ix) all taxes, assessments and governmental charges with respect to the Property and the Facilities, other than federal income taxes, death taxes, franchise taxes and taxes imposed with respect to any change of ownership of the Property, provided that taxes based directly on gross rentals shall constitute Operating Expenses, (x) all legal or accounting costs relating to the Property, including without limitation, a reasonable allocation of off-site costs and costs of annual audits of Operating Expenses by certified public accountants, if performed, (xi) all management fees and costs of a property management office on the Property or an allocation of the costs of an off-site central office maintained for management of the Property.

(b) Operating Expenses do not include: (i) principal and interest payments on any mortgage; (ii) amortization or depreciation of the Building, Facilities or any other portion of the Property (except as provided in Section 1.8 below); (iii) costs of repairing damage for which Landlord is entitled to direct reimbursement from Tenant or other tenants; (iv) casualty losses of a type covered by standard fire and extended coverage insurance policies, to the extent such casualty losses exceed deductible amounts for the affected portions of the Property; (v) any expense to the extent actually paid or reimbursed from insurance proceeds; (vi) remodeling costs for new or existing tenants; (vii) electric, air conditioning or heating costs or other expenses which are separately billed to specific tenants; and (viii) advertising costs and leasing commissions.

"Premises" means that portion of the Building described more fully in the Basic Terms attached hereto as Exhibit "A" and incorporated herein for all purposes and shown as the cross-hatched area on the floor plan(s) attached as Exhibit "B-1", and any expansion area subsequently leased by Tenant during the Term, less any area surrendered during the Term which is accepted by Landlord.

"Property" means the real property generally described as Concord Plaza 1 in the City of San Antonio, Bexar County, Texas, being more fully described in Exhibit "B" which is attached hereto and made a part hereof (a portion of which being the property on which the Building is constructed), together with any and all improvements located thereon, including but not limited to the Building, the Retail Center and the Garage.

"Retail Center" means the buildings and improvements situated upon the Property known as Concord Plaza 1 Retail Center, and appurtenant Facilities, located at 7720 Jones Maltsberger, San Antonio, Texas 78216.

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"Rules and Regulations" means the Rules and Regulations attached hereto as Exhibit "D", as amended by Landlord from time to time pursuant to Section 7.5, below.

"Substantial Completion Date" is defined in the attached Schedule 1.

"Tenant's Proportionate Share" means all proportionate parts of the particular item in question calculated by multiplying the sum in question times a fraction the numerator of which is the Area of the Premises and the denominator of which is the Area of the Building.

"Term" means the period determined pursuant to Article 2, including any renewal or extension thereof.

1.2  Section and Paragraph Headings. The section and paragraph headings contained in this Lease are for convenience only and shall in no way enlarge or limit the scope or meaning of the provisions of this Lease.

1.3  Severability Clause. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term, then it is the intention of Landlord and Tenant that the remainder of this Lease shall not be affected thereby, and it is also the intention of Landlord and Tenant that in lieu of each clause or provision that is illegal, invalid, or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

1.4  Terms Binding. Subject to the provisions respecting assignment and subletting set forth in Article 10, all of the covenants, agreements, terms, and conditions to be observed and performed by Landlord or Tenant shall be applicable to and binding upon their respective successors and assigns. In no event shall this clause be construed to authorize the assignability or subleasing of the Premises by Tenant that is not otherwise in compliance with the terms, covenants and conditions set out in Article 10.

1.5  No Implied Surrender or Waiver. No act or thing done by Landlord or any of its agents, representatives or employees during the Term shall be deemed an acceptance of a surrender of the Premises and no agreement to accept a surrender of the Premises shall be valid unless the same be made in writing and subscribed by Landlord. The mention in this Lease of any particular remedy shall not preclude either party from any other remedy which such party might have, either in law or in equity, nor shall the waiver of or redress for any default under this Lease be deemed to constitute a waiver of any subsequent default. The receipt by Landlord or payment by Tenant of rent or any other sum due and payable under this Lease with knowledge of default under this Lease shall not be deemed a waiver of such default. The receipt by Landlord of rent or any other sum due and payable under this Lease from any assignee, subtenant or occupant of the Premises shall not be deemed a waiver of the covenant in this Lease contained against assignment and subletting, or be deemed to constitute an acceptance of the assignee, subtenant or occupant as tenant or a release of Tenant from the further observance or performance by Tenant of the covenants of this Lease. No provision of this Lease shall be deemed to have been waived by either party unless such waiver be in a writing signed by such party.

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1.6  Entire Agreement; Amendments. Tenant acknowledges and agrees that it has not relied upon any statement, representation, agreement, or warranty except such as may be expressly set forth herein, and it is agreed between Landlord and Tenant that no amendment or modification of this Lease shall be valid or binding unless expressed in a writing executed by both Landlord and Tenant.

1.7  Calculation of Operating Expenses. In calculating Operating Expenses, for any period during which the Building is less than 95% occupied, Landlord shall adjust the actual expenses allocated by Landlord (as described below) to such Building as follows:

(a)	The following expense items shall not be subject to adjustment:

(1)	Ad valorem taxes,
(2)	Amortized Capital Improvement Expenses (as described in Section 1.8, below),
(3)	Costs of Building access control services,
(4)	Costs of general maintenance of the Building, Facilities and non-tenant landscaping and decorations, and
(5)	Casualty and liability insurance covering the Building and the Facilities.

(b)
The following expense items will be deemed to fluctuate in direct proportion with occupancy, and will be increased by multiplying each such amount allocated to the Building as set out below by a fraction, the numerator of which is 95 and the denominator of which is the actual occupancy percentage of the Building during such period:

(1)	Water, sewer and similar services,
(2)	Waste removal, and
(3)	Management fees.

(c)
Expenses allocated to the Building for janitorial services, electricity and heating and cooling shall be adjusted by first deducting expenses relating to common area and expenses directly reimbursed by other tenants of the Building for special services or extra usage and multiplying the remaining amount by a fraction, the numerator of which is 95 and the denominator of which is the actual occupancy percentage of the Building during such period.

(d)
All other expense items allocated to the Building shall be adjusted by a factor which Landlord determines in its reasonable discretion to be appropriate based upon the relationship of such expense item to occupancy levels.

(e)
Notwithstanding anything contained in this Lease to the contrary, Landlord shall have the right to allocate Operating Expenses among the Building and the other buildings and improvements situated upon the Property on a basis which is determined by Landlord in its sole discretion; provided, however, that such allocation shall be on the same basis as all other leases in the Building.

1.8  Amortization of Capital Improvements. If Landlord makes a Capital Improvement to the Property or the Building which it determines to be in the best interest of the operations of the Property or the Building (that is, will effect cost savings to the operations of the Building or improve the safety for Tenants in the Building or otherwise will be of direct or indirect benefit to the tenants of the Building, and not only to the benefit of Landlord) or which is required by governmental authority (except a governmental authority in its capacity as a tenant), Landlord shall charge as current Operating Expenses an annual amortization of the cost of the Capital Improvement (and 13% annual interest factor on the unamortized balance). For the purpose of determining the Operating Expense attributable to such Capital Improvement the cost of the Capital Improvement item, as increased by the interest factor described above, shall be amortized over the useful life of the item (as determined in the Internal Revenue Code of 1986, as amended from time to time). Such amortization shall cease upon Landlord having fully recouped the Capital Improvement costs as increased by the annual interest factor.

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1.9  Building Area Computations. If the Premises constitutes all of the space available for use by the Tenant on a single floor, the area of the Premises will be computed to include: (a) the entire area bounded by the outside surface of the exterior glass walls of the Building on such floor less the area contained within the exterior walls of the Building stairs, fire towers, vertical ducts elevator shafts, flues, vents, stacks, and pipe shafts; (b) all the areas used for elevator lobbies, corridors, special stairways, restrooms, mechanical rooms, janitor closets, electrical rooms, telephone closets, and all vertical penetrations included for the special use of Tenant; and (c) columns and other structural portions and/or projections of the Building situated on such floor. If the Premises constitutes less than the entire space available for use by the Tenant on the floor on which the Premises is situated, the Area of the Premises is (i) the entire area included within the Premises, being the area bounded by the outside surface of any exterior glass walls (or the outside of the permanent exterior wall where there is no glass) of the Building bounding the Premises, the exterior of all walls separating the Premises from any public corridors or other public areas on such floor, and the centerline of all walls separating the Premises from other areas leased or to be leased to other tenants on such floor, (ii) a pro rata portion of the area covered by the elevator lobbies, corridors, special stairways, restrooms, mechanical rooms, janitor closets, electrical rooms and telephone closets situated on such floor, (iii) all vertical penetrations that are included for the special use of Tenant, (iv) columns and other structural portions and/or projections of the Building, and (v) that portion of atrium (if any) which intrude into the Premises.

1.10  Substitute Premises. Landlord shall have the right at any time during the term hereof, upon giving Tenant not less than sixty (60) days prior written notice, to provide and furnish Tenant with space elsewhere in the Building of approximately the same size as the Premises and remove and place Tenant in such space with Landlord to pay all reasonable costs and expenses incurred as a result of such removal of Tenant. Should Tenant refuse to permit Landlord to move Tenant to such new space at the end of said sixty (60) day period, Landlord shall have the right to cancel and terminate this Lease effective ninety (90) days from the date of original notification by Landlord. If Landlord moves Tenant to such new space, this Lease and each and all of its terms, covenants and conditions shall remain in full force and effect and be deemed applicable to such new space, and such new space shall thereafter be deemed to be the Premises as though Landlord and Tenant had entered into an express written amendment of this Lease with respect thereto.

2.  TERM

2.1  Term. The term of this Lease shall begin on the Effective Date of the Lease and shall continue for the time period specified in the Basic Terms attached hereto as Exhibit “A” and incorporated herein for all purposes.

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2.2  Adjustments. In the event that the Premises are not ready for Tenant's occupancy on or before the Commencement Date as specified above, the term of this Lease, and the Tenant's obligation to pay rent, shall commence on the earlier of the following dates: (a) The date which the Landlord notifies Tenant in writing that the Premises are ready for occupancy on the hereinafter described Notice of Completion form, or (b) the date on which Tenant shall occupy the Premises for business. In the event the aforesaid Commencement Date shall occur on a date other than the first day of the calendar month, then the term of this Lease shall be for the number of full lease months plus the number of days remaining in the month in which the Term commences. When the Premises are ready for the Tenant's occupancy, Landlord shall deliver a written statement ("Notice of Completion") to Tenant specifying therein the Commencement Date and termination date of the lease term.

3.  LEASEHOLD IMPROVEMENTS

3.1  Leasehold Improvements. The Leasehold Improvements shall be furnished and installed within the Premises in accordance with Schedule 1 attached hereto and made a part hereof.

4.  RENT

4.1  Amount and Payment - Base Rental. Beginning with the Commencement Date of the Lease and continuing throughout the Term of this Lease, Tenant shall pay to Landlord, in advance, at the address specified for Landlord in the Basic Terms attached hereto as Exhibit “A” and incorporated herein for all purposes, or at such place or places as Landlord may from time to time direct, without offset, prior notice or demand, as rent, (i) the sum of specified as Base Rental in the Basic Terms attached hereto as Exhibit “A” and incorporated herein for all purposes ("Base Rental") and (ii) any Monthly Parking Charge per month on the first day of each month following such Commencement Date, in lawful money of the United States of America. In the event the Commencement Date of the term is not on the first day of the month, the prorated amount for the month in which this Commencement Date falls shall be paid on the first day of the term. Base Rental for any partial month shall be prorated using the percentage which the number of days in such partial month bears to the total number of days in said month. Landlord has received one month’s Base Rental in the amount of the monthly installment of Base Rental in effect for the first calendar month of the Term, which shall be applied to the first month of the lease term for which Base Rental is due (and if any portion remains, as a partial payment for the second month of the lease term for which Base Rental is due).

4.2  Additional Rental.

(a)	Additional Rental shall include Tenant's Proportionate Share of Excess Operating Expenses for a particular Lease Year or portion thereof which Tenant shall pay Landlord as follows:

(1)
For the first Lease Year during the term of this Lease, Tenant shall pay to Landlord each month, on the first day of each month following the Commencement Date of Lease, in lawful money of the United States of America, an amount equal to Landlord's estimate of Tenant's Proportionate Share of Excess Operating Expenses for the Lease Year divided by the number of months remaining in such Lease Year; and for each Lease Year thereafter Tenant shall pay to Landlord each month, on the first day of each month following the Commencement Date of Lease, in lawful money of the United States of America, an amount equal to one-twelfth (1/12) of the then estimated Tenant's Proportionate Share of Excess Operating Expenses. If the first Lease Year is a fractional calendar year, then Landlord shall adjust the Proportionate Share of Operating Expenses to reflect the number of months (including fractional months) in such fractional Lease Year, as appropriate to reflect any proration of Operating Expenses.

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(2)
Operating Expenses for each Lease Year shall be estimated by Landlord, from which Landlord shall estimate Tenant's Proportionate Share of Excess Operating Expenses, and written notice of such estimate of Tenant's Proportionate Share shall be given to Tenant as soon as reasonably possible on or before the beginning of each Lease Year.

(3)
If Operating Expenses increase during a Lease Year, Landlord may revise its estimate of Tenant's Proportionate Share of Excess Operating Expenses during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such Lease Year, an Additional Rental equal to the difference between the revised estimate and the original estimate divided by the number of months remaining in such year.

(4)
Within one hundred twenty (120) days after the end of each Lease Year, Landlord shall prepare and deliver to Tenant a statement showing the actual amount of Tenant's Proportionate Share of Excess Operating Expenses. If the actual amount of Tenant's Proportionate Share of Excess Operating Expenses incurred in respect of any Lease Year exceeds the estimate of Tenant's Estimated Proportionate Share of Excess Operating Expenses for such Lease Year, then Tenant shall pay to Landlord the amount of such difference within ten (10) days following receipt of notice from Landlord setting forth the actual amount of Tenant's Proportionate Share of Excess Operating Expenses in respect of such Lease Year. If the actual amount of Tenant's Proportionate Share of Excess Operating Expenses in respect of any Lease Year is less than the estimate of Tenant's Proportionate Share of Excess Operating Expenses for such Lease Year, then, provided that Tenant is not then in default in the performance of its obligations under the Lease, Landlord shall refund to Tenant such difference promptly following its determination. If the last Lease Year is a fractional calendar year, then Landlord shall adjust the Proportionate Share of Excess Operating Expenses to reflect the number of months (including fractional months) in such fractional Lease Year, as appropriate to reflect any proration of Operating Expenses.

(5)
Any delay by Landlord in delivering any estimate or statement pursuant to this Section shall not relieve Tenant of its obligations pursuant to this Section except that Tenant shall not be obligated to make any payments based on such estimate or statement until ten (10) days after receipt of such estimate or statement.

(b)
Additional Rental shall also include, and Tenant shall pay as Additional Rental, a reasonable charge determined by Landlord for any services required to be provided by Landlord by reason of any use by Tenant of any services in excess of services customarily provided by landlord to all other tenants in the Building or by reason of any recurrent use of the Premises by Tenant at any time other than Normal Business Hours. Tenant shall pay for any additional or unusual janitorial services required by reason of Tenant's use of the Premises or by reason of improvements in the Premises other than Building Standard Improvements and any repairs required to be made to the Building due to the use of the Building by Tenant or its agents or invitees within ten (10) days of being billed by Landlord. If improvements in the Premises other than Building Standard Improvements or Tenant's use or the conduct of business on the Premises or in the Building, whether or not with Landlord's consent and whether or not otherwise permitted by this Lease, results in any increase in ad valorem taxes (not separately assessed) or in premiums for the fire and liability insurance or any other insurance coverage carried by Landlord with respect to the Building or its contents, Tenant shall pay as Additional Rental any such increase in taxes or premiums (as reasonably allocated by Landlord) within ten (10) days after being billed by Landlord.

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(c)
Landlord and Tenant are knowledgeable and experienced in commercial transactions and agree that the terms in this Lease for determining Operating Expenses payable by Tenant (including without limitation payments under this Section 4.2 of the Lease) are commercially reasonable and valid even though the methods contained herein may not state a precise mathematical formula for determining all of such charges. ACCORDINGLY TO THE EXTENT ALLOWED BY LAW TENANT VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS OF TENANT UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE, AS AMENDED FROM TIME TO TIME.

4.3  Independent Covenant. The obligation of Tenant to pay rent is an independent covenant, and no act or circumstances whatsoever, whether such act or circumstances constitutes a breach of a covenant by Landlord or not, shall release Tenant of the obligation to pay rent.

4.4  Late Payment. In the event Tenant fails to pay any installment of Rental or other sum due hereunder within ten (10) days after its is due, Tenant shall pay to Landlord (to reimburse Landlord for the expenses and costs incurred by Landlord on account of such failure) an amount equal to twelve percent (12%) of such installment or other sum, which late charge shall be due and payable on the eleventh day following Tenant's failure to make any such payment above described when due. Provision for such late charge shall be in addition to all other rights and remedies available to Landlord hereunder, at law or in equity.

4.5  Interest. All sums, including Base Rental and Additional Rental, not paid by Tenant to Landlord when due shall bear interest at the lesser of twelve percent (12%) per annum, or the highest lawful rate under applicable law which may be charged for such sums which are due, from the date due until paid.

4.6  Rental. Wherever the term "Rental" is used under the terms of this Lease it shall be deemed to refer to the Base Rental due hereunder as well as the Additional Rental due hereunder unless the context specifically states otherwise.

5.  SECURITY DEPOSIT. Tenant has deposited with Landlord the sum specified in the Basic Terms attached hereto as Exhibit “A” and incorporated herein for all purposes as security for the full performance of all the provisions of this Lease. If at any time during the Term hereof, or the term as it may be extended, Tenant shall be in default in payment of Rental or any other sum due Landlord as additional rental, Landlord may apply all or a part of the security deposit for such payment. Landlord may also apply all or a part of the deposit to clean or repair damages to the Premises. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a breach of this Lease. Landlord shall not, unless otherwise required by law, be required to keep this security deposit separate from its general funds, nor pay interest to Tenant. If Tenant is not in default at the termination of the Lease, Landlord shall return the remaining deposit to Tenant within a reasonable period of time thereafter.

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6.  USE. The Premises may be used and occupied only for general office purposes and for no other purpose or purposes, without Landlord's prior written consent. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Premises, and their cleanliness, safety, occupation and use, including but not limited to all steps necessary to cause the Premises to comply with the Americans With Disabilities Act. Tenant will not perform any act or carry on any practices that may injure the Building or Property or be a nuisance or menace to tenants of adjoining leased premises. Tenant may not store any trash, equipment, vehicles or merchandise on any outside parking, drive or loading areas, except in areas specifically designated and approved by Landlord for such purposes.

6.1  Insurance. No use shall be made or permitted to be made of the Premises by Tenant or acts done by Tenant which increase the cost of Landlord's insurance as provided for in Section 12.2 of this Lease or which increase the cost of insurance as carried by any other tenant of the Building and Property. In the event that any such use or act is performed or permitted by Tenant, Tenant will pay to Landlord promptly, upon demand, the amount of any such increase in Landlord's insurance cost, together with the amounts of any such increases in other tenants' insurance costs as Landlord shall have reasonably paid as reimbursement to such other tenants. Tenant will not, in any event, permit or perform any use of or act within the Premises which will cause the cancellation of any insurance policy covering the Building, Facilities and/or Property or the contents thereof, and agrees to indemnify Landlord against all claims or actions for loss which result from any such act or cancellation.

6.2  Parking. Tenant shall have the nonexclusive use, in common with Landlord, other tenants, their employees, guests and invitees, of all parking areas designated by Landlord for such use, subject to the reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord for the number of spaces described in the Basic Terms attached hereto as Exhibit “A” and incorporated herein for all purposes. Landlord reserves the right to designate parking areas for the use of Tenant and their employees and Tenant and their employees shall not park in parking areas not designated for their use or for open parking and to control access by token or card, at Landlord's discretion. Tenant’s right to use the contract portion(s) of the Garage (if any) shall be determined in accordance with the terms of Schedule 2 and shall be subject to the rights of other third parties and the Rules and Regulations. Tenant’s right to use the Garage (if any) shall be subject to the terms and conditions of Schedule 2.

6.3  Combustible Materials. Tenant shall not use the Premises for storage of highly flammable/combustible materials or of any other material which is prohibited by Landlord's insurance carrier.

6.4  Careful Use. Tenant agrees to use and maintain the Premises in a clean, careful, safe and proper manner and to comply with all applicable laws, ordinances, orders, rules and regulations of all federal, state and municipal governmental bodies, including but not limited to all steps necessary to cause the Premise to comply with the Americans With Disabilities Act. Tenant agrees to pay, on demand, for any damage to the Premises or any other part of the Building caused by the negligence, or willful act or any misuse or abuse (whether or not any such misuse or abuse results from negligence or willful act) by Tenant or any of its agents, employees, invitees or licensees. Any sums due by Tenant to Landlord under this Section 6.4 shall be deemed Additional Rental and shall be payable upon demand.

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6.5  Special Use Equipment. Tenant shall not place any furniture, fixtures or equipment upon the Property which are sensitive in nature as to movement, vibrations, noise or other similar actions or activities or which cannot be removed from the Premises on immediate or short notice to accommodate the Landlord's ability to relocate the Tenant within the Premises, or otherwise.

6.6  Acceptance of the Premises and Building by Tenant. The taking of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that it accepts the Premises as suitable for the purpose for which the same are leased.

7.  OPERATION, MAINTENANCE AND REPAIRS

7.1  Landlord's Duties for Operations, Maintenance and Repair. Landlord will provide the following services to the Premises and the Building throughout the term of this Lease:

(a)	Maintenance of the roof, exterior walls, foundations and other structural elements of the Building;
(b)	Grounds and landscaping maintenance;
(c)	Parking lot maintenance and sweeping;
(d)	Janitorial service five nights a week;
(e)	Water, sewer and exterior utilities (common meter utilities);
(f)
Central heat and air conditioning, at such times as Landlord normally furnishes these services to all tenants of the Building and at such temperatures and in such amounts as are reasonably considered by Landlord to be standard; provided, however, heating and air conditioning service at times other than "Normal Business Hours" for the Building (which are 7:00 a.m. to 6:00 p.m. on Mondays through Fridays, and 8:00 a.m. to 1:00 p.m. on Saturdays) shall be furnished to Tenant at Tenant's sole cost and expense.

Without Landlord's prior written consent, Tenant shall not install any equipment which shall require for its use other than standard Building Electric Current and electrical equipment supplied by Landlord. The obligation of Landlord to provide or cause to be provided electrical services shall be subject to the rules and regulations of the supplier of such electricity and of any municipal or other governmental authority regulating the business providing electrical utility services to the Building. The Landlord shall not be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of the electric service is changed or is no longer available or no longer suitable for Tenant's requirements.

The electrical current made available to Tenant will provide standard lighting and be otherwise sufficient for the normal office purposes of the Premises. These purposes include the operation of personal computers, typewriters, facsimile machines, and any other machines which are similarly low in terms of consumption of electrical energy. Normal purposes do not include the operation of mainframe computers, space heaters, special lighting in excess of Building Standards as reasonably determined by Landlord, special air conditioning needs (heating or cooling) in excess of Building Standards as reasonably determined by Landlord, or any other electrical machine, equipment, appliance or fixture which, individually, has a rated capacity exceeding 0.5 kilowatts or which requires a normal voltage of more than 120 volts single phase. Tenant warrants, covenants and agrees that at no time will its use of electric current exceed the capacity of existing lines, or feeders to the Building, nor will Tenant's use of electrical current exceed the capacity of the risers or wiring installation of the Building. Any line or lines, riser or risers, or wiring necessary to meet Tenant's excess electrical requirements will be installed by Landlord upon the request of Tenant at the sole and complete expense of Tenant, but only if, in Landlord's sole discretion and judgment, the same are necessary and will not cause damage or injury to the Premises or Building, will not create or lead to a dangerous or hazardous condition within the Building, will not entail excessive or unreasonable expense, repair or alteration, and will not interfere with, disturb or endanger any other occupants or tenants or other persons. All charges associated with any installation, maintenance, repair and other additional costs of services with regard to Tenant's excess or special electrical requirements will be borne solely by Tenant. Landlord shall send to Tenant periodic statements setting forth the charges and Tenant shall pay such amounts to Landlord within ten (10) days after receipt thereof from Landlord as Additional Rental hereunder. At no time will these charges exceed the actual costs to Landlord.

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Failure to any extent to make available, or any slowdown, stoppage or interruption of, the services described in this Article 7, resulting from any cause (including, but not limited to, Landlord's compliance with (i) any voluntary or similar governmental or business guideline now or hereafter published or (ii) any requirements now or hereafter established by any governmental agency, board or bureau having jurisdiction over the operation and maintenance of the Building and Property) shall not render Landlord liable in any respect for damages to either person, property or business, nor be construed as an eviction of Tenant nor work an abatement of Rental, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord for general building operation break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Rental or damages on account of any interruptions in service occasioned thereby or resulting therefromLandlord shall not be responsible for any repairs or modifications to any tenant improvement in the Premises whether installed for or by Tenant or a previous tenant, nor any items which Tenant accepts in an "as-is" condition except as specifically treated elsewhere herein.

7.2  Tenant's Duties. Tenant, at its sole cost and expense, shall maintain in a clean condition and in a good state of repair all interior portions of the Premises, including, but in no way limited to, all plumbing, wiring, glazing, windows, doors, floors, ceilings, interior walls and the interior surface of exterior walls, all fixtures (including replacement of light bulbs for tenants light fixtures which are other than Building Standard light fixtures provided by Landlord as a part of a the finish out constructed by or for the Tenant), equipment and signs, except for repairs caused by the wrongful acts of Landlord or its agents. Tenant shall have the responsibility to repair or replace immediately any portion of the Premises which is damaged during the term of this Lease, except for damage which is caused by the wrongful acts of Landlord or its agents and except for damage caused by fire, earthquake, act of God or the elements.

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7.3  Alterations and Additions by Tenant. Tenant shall make no alterations in, modifications of or additions to the Premises without the prior written consent of Landlord, and all alterations, additions and improvements made to or fixtures or other improvements placed in or upon the Premises, by either Landlord or Tenant shall be deemed a part of the Building at the time same are placed in or upon the Premises and same shall remain upon and be surrendered with the Premises as a part thereof at the expiration or termination of this Lease and shall at that time become the property of the Landlord. Tenant shall not place any safes, safe cabinets or vaults within the Premises without Landlord's prior written consent; provided, however, Landlord will not unreasonably withhold or delay its consent to any such non-structural improvements or alterations, including specifically the alterations to be made prior to Tenant’s occupancy of the Premises. Tenant shall give Landlord the keys and explanation of the combination of all locks for safes, safe cabinets, and vaults on the Premises upon expiration or termination of this Lease. Tenant may remove its trade fixtures, office supplies and moveable office furniture and equipment not attached to the Premises provided: (i) such removal is made prior to the expiration or termination of this Lease; (ii) Tenant is not then in default in the performance of its obligations under this Lease; and (iii) Tenant promptly repairs all damage caused by such removal. If Tenant does not remove such trade fixtures, office supplies and moveable office furniture and equipment within ten (10) days following the expiration or termination of this Lease, such property shall thereupon be conclusively presumed to have been abandoned by Tenant and become the property of Landlord free and clear of any interest of Tenant, and Landlord may cause the same to be removed and all expenses incurred in connection therewith shall be payable by Tenant. Any installations or improvements now or hereafter existing which are not Building Standard Improvements shall be maintained by Tenant at Tenant's cost and expenses; however, should Tenant desire any such installations or improvements to be maintained by Landlord, Landlord may agree to perform such maintenance at Tenant's cost and expense. In the event the Tenant is authorized to make any alterations, repairs or additions to the Premises under the terms of this Lease, all plans and specifications for such alterations, repairs or additions shall be executed by Landlord and Tenant prior and attached hereto as Schedule 1. Landlords execution and/or approval of the plans and specifications for such alterations, repairs or additions shall in no event cause the Landlord to become responsible or liable for any aspect of the plans and specifications or the construction relating thereto, all of which will be carried out by Tenant, at its sole cost and expense, unless otherwise expressly agreed between the Landlord and Tenant and set out in Schedule 1, attached hereto. All construction work done by Tenant shall be performed in good workmanlike manner in compliance with all governmental requirements and applicable codes. Tenant agrees to indemnify and hold Landlord harmless against loss, liability or damage resulting from such work other than as a result of Landlord's intentional misconduct or gross negligence (which indemnity shall expressly apply to the negligence, contributory or comparative negligence of Landlord). Tenant further agrees that it will at all times save and keep the Landlord and the Premises free and harmless of and from and indemnify Landlord against any liability on account of or in respect to any mechanic's lien or liens in the nature thereof, for work and labor done or materials furnished at the instance and request of the Tenant, in or about the Premises. In connection with the additions, alterations or modifications Tenant agrees to buy, at Tenant's sole cost and expense, Builders Risk Insurance on an All Risk Builders Risk Form, for full value of improvements and/or additions in construction to be made to the Premises. In addition, the contractor for such additions, alterations or modifications shall be required to pay comprehensive general liability insurance covering the construction work to be performed with the limit of $1,000,000.00 or more combined single limit coverage, and such policy shall name Landlord as an additional insured. Prior to the commencement of any construction, Tenant shall provide Landlord a certificate evidencing such coverage, and Landlord and Tenant are covered by such policy as their interest may appear (as named insured) on such policy is non-cancelable or subject to material change without thirty (30) days advance written notice to Landlord. In the event the policy shall lapse or shall not be renewed, Tenant shall cause the construction work to cease immediately.

7.4  Repairs by Tenant. Tenant shall, upon the discovery of any defect in or injury to the Premises, or any need of repairs thereto, promptly report the same to Landlord in writing within two Business Days of each such occurrence or discovery specifying such defect, injury or need of repair. Landlord may (but shall never be obligated and shall have no liability for its failure to do so), upon Tenant's reasonable request thereof, at Tenant's cost and expense, repair or maintain any leasehold improvements in the Premises or repair damage in the Premises or to the Building or any other portion of the Property proximity caused by the negligence or wrongdoing of Tenant, or of its agents, employees, representatives, invitees, licensees or visitors pursuant to Tenant's agreement and undertaking to pay Landlord's costs plus ten percent (10%) to cover Landlord's overhead. If Tenant shall fail to reimburse Landlord for such repairs or replacements within fifteen (15) days following written notice from Landlord that the repair or replacement of the damage or injury has been completed, the costs of such repair or replacement (and included in such cost shall be Landlord's overhead) shall constitute a demand obligation owing by Tenant to Landlord payable within ten (10) days following invoice therefor by Landlord. Failure to timely pay said sums shall constitute default by Tenant under this Lease. Tenant covenants and agrees that it will not injure the Building, the Premises or any portion of the Property but it will take the same care thereof which a reasonably prudent tenant would take of its leased premises, and that upon expiration or termination of this Lease it will surrender and deliver up the Premises to Landlord in the same condition in which the Premises existed on the Commencement Date, subject to normal wear and tear

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7.5  Rules and Regulations. Tenant covenants and agrees that it will comply with the Rules and Regulations, as well as all changes therein and additions thereto that may, at any time or from time to time, be adopted by Landlord for the operation and protection of the Building and the Property and the protection and welfare of its tenants and invitees. Landlord expressly reserves and retains the right, at any time and from time to time, to make such reasonable changes in and additions to the Rules and Regulations, provided however, that same shall not become effective and a part of this Lease until a copy thereof shall have been delivered to Tenant and shall not unreasonably and materially interfere with Tenant's conduct of its business or Tenant's use or enjoyment of the Premises.

7.6  Conditions at End of Term. Upon the termination of this Lease or upon the expiration of the term of this Lease, Tenant shall surrender the Premises in the same condition as received, normal wear and tear excepted. Normal wear means wear occurring without negligence, carelessness, accident or abuse. Specifically, any wall, ceiling or door surface which has been marred or perforated in such a manner as to be unsightly or unusable by a future tenant and floor covering which has been damaged by stain(s), burn(s) or tear(s) will be replaced by Tenant prior to its surrendering the Premises; provided, removal of hanging pictures or diplomas shall be deemed to be the result of normal wear. Tenant's duty hereunder shall include the duty to clean the Premises and to deliver the current keys to Landlord. Upon termination of this Lease, Tenant shall also, if Landlord so elects, remove all alterations, physical additions, improvements and attached furniture and trade fixtures erected or installed by Tenant with the consent of Landlord and restore the Premises to their original condition, otherwise, such items shall be delivered up to Landlord with the Premises. The above notwithstanding, Tenant shall at its sole cost and expense remove all cabling, including but not limited to all telephone lines, computer networking cables and other communication lines installed by Tenant or by Tenant's contractors in or about the Premises or within the Building.

8.  LIENS

8.1  Tenant's Obligation. Tenant shall keep the Premises and Building and Property free and clear of any liens and shall indemnify, hold harmless and defend Landlord from any such liens and encumbrances. In the event any lien is filed, Tenant shall do all acts necessary to discharge such lien within thirty (30) days of filing. In the event Tenant shall fail to pay any lien claim when due, then Landlord shall have the right to expend all sums necessary to discharge the lien claim, and Tenant shall pay promptly after demand all sums expended by Landlord in discharging any lien, including attorneys' fees and costs.

9.  ENTRY

9.1  Rights of Landlord. Landlord and its agents shall have the right at any reasonable time and upon reasonable notice to Tenant to enter upon the Premises for the purpose of inspection, construction, serving or posting notices, showing to a prospective purchaser, or making any changes, alterations or repairs which Landlord shall deem necessary for the protection, improvement or preservation of the Premises or the Building and Property or for any other lawful purpose. At any time after ninety (90) days prior to the expiration of the term of the Lease, Landlord show the Premises to a prospective successor tenant.

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9.2  Certain Rights Reserved by Landlord. Landlord shall have the following rights, exercisable without notice and without liability to Tenant, for damage or injury to property, persons, or business, and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession, or giving rise to any claim for set-off or abatement of Rental::

(a)	To install, affix, and maintain any and all signs on the exterior and interior of the Building.

(b)
To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators, and other similar equipment, and to control all internal lighting that may be visible from the exterior of the Building

(c)
To designate, restrict and control all locations from which Tenant may supply ice, drinking water, towels, toilet supplies, shoe shining, catering, food and beverages, or like or other services on the Premises, and in general to reserve to Landlord the exclusive right to designate, limit, restrict, and control any business and any service in or to the Building and its tenants.

(d)	To retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. No locks shall be changed or added without the prior written consent of Landlord.

(e)
To decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises, and, during the continuance of any of such work, to temporarily close doors, entryways, public space, and corridors in the Building, to interrupt or temporarily suspend Building services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, all without abatement of rent or affecting any of Tenant's obligations hereunder, so long as the access to the Premises is not eliminated or materially impaired.

(f)	To have and retain a paramount title to the Premises free and clear of any act of Tenant purporting to burden or encumber the Premises.

(g)	To grant to anyone the exclusive right to conduct any business or render any service in or to the Building.

(h)
to approve the weight, size and location of heavy equipment and articles in and about the Premises and the Building following a specific written request for such approval from Tenant prior to any such installation, and to require all such items and furniture and similar items to be moved into and out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Movements of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant and Landlord reserves the right to require permits before allowing any such property to be moved into or out of the Building.

(i)	To prohibit the placing of vending or dispensing machines of any kind in or about the Premises without the prior written permission of Landlord.

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10.  ASSIGNMENT AND SUBLETTING

10.1  Limitation. Tenant shall not assign, convey, pledge or encumber this Lease, sublet the whole or any part of the Premises or grant any license, concession or other right of occupancy of all or any portion of the Premises without the prior written consent of Landlord. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. In the event of any assignment or subletting of this Lease, made with or without Landlord's consent, Tenant shall nevertheless remain liable for the performance of all of the terms, conditions and covenants of this Lease. Landlord shall be entitled to, and Tenant shall promptly remit to Landlord as additional rental hereunder, all sums which Tenant receives as the result of any such subletting or assignment in excess of the Rental payable to Landlord required hereunder, whether or not such subletting or assignment is consented to by Landlord. Or, Landlord shall have the further option to convert the sublease into a prime lease and receive all of the rents thereunder. Notwithstanding anything contained herein to the contrary, any such assignment or subletting without the prior written consent of Landlord shall be void and constitute a breach of the Lease and shall, at the option of Landlord, terminate the Lease.

Notwithstanding the foregoing, Tenant may assign all of its interest in this Lease or sublet all of the Premises only by written instrument evidencing such assignment or sublease (a "Permitted Transfer") to the following type of entities (a "Permitted Transferee") without the written consent of Landlord:

(a)	any person or entity which, directly controls, is controlled by, or is under common control with Tenant so long as Tenant's obligations hereunder are assumed by such person or entity;

(b)
any corporation in which or with which Tenant is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of corporations, so long as Tenant's obligations hereunder are assumed by the corporation surviving such merger or created by such consolidation; or

(c)	any corporation acquiring all or substantially all of Tenant's assets so long as Tenant's obligations hereunder are assumed by such corporation.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall assume all of Tenant's obligations and comply with all of the terms and conditions of this Lease, including the limitation on use herein contained, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, Landlord or other tenants of the Building. At least fifteen (15) days before the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with copies of the instrument effecting any of the foregoing Transfers and documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such assignment or sublet. The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent assignment, subletting or other transfer of this Lease or any interest therein. Any subsequent assignment, subletting or other transfer of this Lease or any interest therein by a Permitted Transferee shall be subject to Landlord's prior written consent (as hereinabove provided).

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10.2  Violation. No consent to any assignment, voluntarily or by operation of law, of this Lease or any subletting of said Premises shall be deemed to be a consent to any subsequent assignment or subletting, except as to the specific instance covered thereby.

10.3  Assignment by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, any of its rights under this Lease and in the Building and Property referred to herein and Landlord shall, by virtue of such assignment, be released from all obligations hereunder.

11.  INDEMNIFICATION

11.1  Tenant's Obligations. Tenant hereby agrees to indemnify, defend and hold Landlord and its officers, directors, employees, agents, directors, trustees, plan administrators and beneficiaries (collectively the "Landlord Indemnitees") harmless from and against any and all damages, losses, costs, expenses, obligations, fines, claims and liabilities (including reasonable attorney's fees and court costs) suffered by any Landlord and/or the Landlord Indemnitees as a result of, caused by, arising out of, or in any way relating to (a) non compliance with or violation of any Law applicable to Tenant or its use and occupancy of the Premises; (b) the use, generation, storage, treatment, or transportation, or the disposal or other release into the environment, of any Hazardous Materials by Tenant or its employees, agents, or contractors; (c) any breach, violation or non-performance of any term, provisions, covenant, agreement or condition on the part of Tenant hereunder; (d) any injury or damage to any person or property, occurring in or about the Premises; or (e) any injury or damage to any person or property, occurring in or about the Building or the Property as a result of any negligent act or omission or willful misconduct of Tenant, or its contractors, licensees, agents, employees, guests, or visitors. IT IS INTENDED THAT THE LANDLORD SHALL NOT BE LIABLE FOR ITS ACTS OR OMISSIONS OF ACTUAL OR COMPARATIVE NEGLIGENCE AND THAT THIS INDEMNITY COMPLY WITH THE EXPRESS NEGLIGENCE STANDARDS OF THE LAWS OF THE STATE OF TEXAS. Notwithstanding the foregoing, however, nothing in this Lease unless expressly stated to the contrary shall be construed as an indemnification or release of Landlord from any claims, suits, actions, damages or causes of action to the extent caused by any act or omission of sole or gross negligence or willful misconduct of Landlord or any of Landlord's agents, servants or employees. It is also understood and agreed that it is not intended by virtue of the provisions in favor of Landlord herein to create any right in third parties, or to impose any duty on Tenant with respect to any third parties which Tenant would not otherwise have, and the agreements between Landlord and Tenant herein shall not inure to the benefit of any third party beneficiaries. However, the provisions in favor of Landlord shall inure to the benefit of any successors in interest to Landlord.

12.  INSURANCE AND TAXES

12.1  Fire Insurance. Landlord shall take out and keep in force during the term of this Lease, a Texas standard fire insurance policy, including coverage for the perils enumerated under the policy definition of fire, lightning, and extended coverage, with six months' rent insurance covering the Building and Property situated on the real property described on Exhibit "A" attached hereto. The proceeds shall be applied by Landlord pursuant to the provisions of Article 15. Tenant will carry at Tenant's own expense adequate insurance on all of Tenant's property located in, about, or on the Premises.

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12.2  Liability Insurance. Tenant shall maintain, in full force during the term hereof, a policy of comprehensive general liability insurance which shall include independent contractors and product and completed operation liability and property damage insurance under which Landlord is named as an additional insured. Such insurance shall also provide blanket contractual liability coverage. Tenant shall deliver to Landlord a copy of such policy or other evidence suitable to Landlord of the effectiveness of such insurance within ten (10) days after Tenant initially occupies the Premises or any portion thereof and thereafter within thirty (30) days prior to the expiration of such policy. The minimum limits of liability on such policy shall be $1,000,000.00 for injury or death in one occurrence, $2,000,000.00 annual aggregate, and $1,000,000.00 with respect to damage to property, but the limits of such insurance shall not constitute a limit on Tenant's obligation to indemnify, defend and hold Landlord harmless pursuant to the provisions of this Lease. All property of every kind which may be on the Premises during the Term of this Lease shall be at the sole risk of Tenant, and Landlord shall not be liable for any loss or damage thereto.

12.3  Tenant's Property Insurance. At all times during the term of this Lease Tenant will carry and maintain, at Tenant's expense, insurance covering all of Tenant's furniture and fixtures, machinery, equipment, stock and any other personal property owned or used by Tenant's business and found in, on, or about the Building, and any leasehold improvements to the Premises carried out by Tenant, in an amount of not less than the full replacement cost. The Tenant's insurance for its personal property as required under this Paragraph will provide for coverage on a broad form basis insuring its "all risk of direct physical loss". All policy proceeds will be used to repair or for the replacement of the property damaged or destroyed; however, if this Lease ceases under the provisions of casualty damage, Tenant will be entitled to any proceeds resulting from damage to Tenant's furniture and fixtures, machinery and equipment, stock and any other personal property other than leasehold improvements to the Premises.

All insurance policies to be maintained by Tenant will provide that they may not be terminated nor may coverage be reduced except after thirty (30) days' prior written notice to Landlord. All commercial, general liability and property policies maintained by Tenant will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry.

12.4  Waiver of Subrogation. Landlord and Tenant hereby release each other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible. All fire and extended coverage insurance carried by either Landlord or Tenant covering losses arising out of the destruction of or damage to the Premises or its contents shall provide for a waiver of rights of subrogation against Landlord and Tenant on the part of the insurance carrier.

12.5  Procedure. The policies required by Sections 12.2 and 12.3 shall be with a Best's A+, Class X company. A certificate as to such Tenant insurance shall be presented to Landlord, and renewals thereof as required shall be delivered to Landlord at least ten (10) days prior to the expiration of the respective policy terms. Tenant and Landlord shall have the right to provide such insurance coverage pursuant to blanket policies, provided such blanket policies expressly afford coverage to the Premises and to Tenant and Landlord as required by this Lease. Tenant shall obtain a written obligation on the part of any such insurance company to notify Landlord in writing of any delinquency in premium payments and at least ten (10) days prior thereto of any cancellation of any such policy. Tenant agrees that if Tenant does not take out such insurance or keep the same in full force and effect, Landlord may take out the necessary insurance and pay the premium therefore, and Tenant shall promptly repay to Landlord the amount so paid, after demand, as additional rental.

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12.6  Personal Property Taxes. Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed and which become payable during the term of the Lease upon Tenant's fixtures, furniture, appliances and personal property installed or located in or about the Premises. In the event any or all of Tenant's fixtures, furnishings, equipment, and other personal property shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's fixtures, furnishings, equipment or personal property.

13.  DEFAULT

13.1  Default by Tenant. Tenant shall be deemed in default hereof in the event Tenant should:

(a)
Default in the prompt payment of Rental or any other monies due hereunder when the same is due and Tenant shall fail to cure such default within five (5) days following receipt of written notice from Landlord of such default, provided however Landlord shall only be required to give Tenant written notice of such default one time during any calendar year.

(b)
Violation of any other of the covenants performable by Tenant hereunder after notice is sent to Tenant and if Tenant does not cure such violation within fifteen (15) days of receipt of such notice (or a longer period of time as may be reasonably necessary provided that Tenant commences to cure such violation within fifteen (15) days of notice and thereafter diligently pursues to completion).

(c)	Tenant or any Guarantor of the Lease should file a voluntary petition in bankruptcy, be adjudged bankrupt, be placed in or subjected to receivership, or make an assignment for benefit of creditors; or

(d)
Tenant should fail to promptly move into or take possession of the Premises when the same are ready for occupancy or shall cease to do business in or abandon all or any substantial portion of the Premises.

(e)	Tenant shall be dissolved, liquidated or otherwise ceases to exist in good standing under applicable law.

(f)	Any guarantor of this Lease fails or refuses to perform or comply with such guarantor’s guaranty of this Lease.

(g)	Tenant’s leasehold estate is taken in execution or other process of law in any action against Tenant.

Upon default, Landlord shall have the option to do any one or more of the following without any notice or demand, in addition to and not in limitation of any other remedy permitted by law or by this Lease.

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(a)
Landlord, with or without terminating this Lease, may take any reasonable action to remedy any failure of Tenant to comply with or perform this Lease, and may enter the Premises as necessary to do so. Tenant must reimburse Landlord on written demand for all costs so incurred, plus a Building standard charge to compensate Landlord for the additional administrative burden.

(b)
Landlord may terminate this Lease and enter and repossess the Premises by forcible entry or detainer suit or as otherwise permitted by law without additional demand or notice of any kind to Tenant, and remove all persons or property therefrom using such lawful force as may be necessary (and Tenant hereby waives any claim for loss or damage by reason of such reentry, repossession, or removal), in which case Landlord will be entitled to recover form Tenant (i) the cost of repossessing the Premises (including without limitation, reasonable attorneys’ fees and costs of litigation), (ii) the anticipated cost of any repairs, alterations, additions, and improvements to the Premises, leasing inducements, and brokerage commissions for reletting the Premises, (iii) all unpaid Rental owed at the time of termination, (iv) the present value of the balance of the Rental for the remainder of the Term, less the present fair market rental value of the Premises for the same period (taking into account all relevant factors, including market rent concessions and the time necessary to relet the Premises and using a discount rate per annum equal to the interest rate on U.S. Treasury obligations with a maturity comparable to the length of the remainder of the Term), and (v) interest and any other sum of money or damages owing by Tenant to Landlord. On termination of this Lease, Landlord may elect to evict all subtenants and others in possession, or on attornment of any subtenant to Landlord, to recognize such sublease as a direct lease between the subtenant and Landlord.

(c)
Landlord may terminate Tenant’s right of possession (but not this Lease), enter and repossess the Premises by forcible entry or detainer suit or as otherwise permitted by law without demand or notice of any kind to Tenant and without terminating this Lease, and remove all persons or property therefrom using such lawful force as may be necessary (and Tenant hereby waives any claim for loss or damage by reason of such reentry, repossession, or removal), in which case Landlord may (but will not be obligated to) relet the Premises for the account of Tenant for such rent and upon such terms as are satisfactory to Landlord, and without preference to any other space in the Building. The rent actually received from such reletting of the Premises, if any, will be applied to (i) the cost of repossessing the Premises (including without limitation, reasonable attorneys’ fees and costs of litigation), (ii) the cost of any repairs, alterations, additions, and improvements to the Premises, leasing inducements, and brokerage commissions paid by Landlord for reletting the Premises (which Landlord is hereby authorized to make), (iii) accrued unpaid Rental, and (iv) interest and any other sum of money or damages owing by Tenant to Landlord. If an any time or from time to time the rent actually received from such reletting of the Premises, if any, is not sufficient to pay all such sums then accrued, the deficiency will be due and payable from Tenant to Landlord on written demand. Landlord may file suit to recover any such deficiency at any time or from time to time without being obliged to wait until expiration of the Term, and no recovery of any sum due Landlord will be a defense to recovery of any amount not previously reduced to judgment. No reletting of the Premises will be construed as an election on the part of Landlord to terminate this Lease, which termination will occur, if at all, only by express written notice of termination to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any previous default of Tenant.

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In entering the Premises pursuant to this Section, Landlord may use a duplicate or master key or lock combination or other lawful means, and may thereafter change the locks to the Premises to preclude further access by Tenant or others; and Tenant waives any requirement of law to the contrary.

Even if this Lease is not terminated, Landlord may terminate all rights of Tenant, if any, to receive any allowance, reimbursement payment, or other concession under any provision of this Lease and all renewal, extension, expansion, cancellation, termination or other options of Tenant, if any, under any provision of this Lease.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law. Pursuit of any remedy herein provided shall not constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default, or delay by Landlord in enforcing one or more of such remedies upon an event of default, shall not be deemed or construed to constitute a waiver of such default.

13.2  Default by Landlord. In the event of any default by Landlord hereunder, Tenant's exclusive remedy shall be an action for damages but prior to any such action Tenant shall give Landlord written notice specifying such default with reasonable detail, and Landlord shall thereupon have thirty (30) days in which to cure any such default. If such default cannot reasonably be cured within such thirty (30) day period, the length of such period shall be extended for the period reasonably required therefore if Landlord commences curing such default within such thirty (30) day period and continues the curing thereof with reasonable diligence and continuity. Unless Landlord fails to cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. In the event any default on the part of Landlord remains uncured after said notice, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises whose address shall have been furnished it, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default. The term "Landlord" shall mean only the last owner of the Building and Property, and in the event of the transfer by such owner of its interest in the Building and Property, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the term of this Lease upon each new owner of the Building and Property for the duration of such owner's ownership of the Building and Property. In addition, Tenant specifically agrees to look solely to Landlord's interest in the Building and Property for the recovery of any judgment from Landlord pursuant to this Lease, it being agreed that neither Landlord nor any successors or assigns of Landlord nor any future owner of the Building and Property shall ever be personally liable for any such judgment.

13.3  Limitation on Liability of Landlord.

(a)
Except in the event of sole or gross negligence or willful misconduct on the part of Landlord or its employees or agents, Landlord shall not be liable to Tenant or any of Tenant's agents, employees, servants, invitees, licensees or any other person claiming by, through or under Tenant or entering upon the Property or the Building under or with the express or implied invitation of Tenant for any personal injury, including death, to persons or damage to property due to (i) the condition or design or any defect in the Building, Retail Center or Premises or the mechanical systems and equipment which may exist or occur, (ii) any portion of the Premises, Building, Retail Center, Facilities becoming out of repair or arising from the leaking of gas, water, sewer, steam, pipes, electricity or otherwise, or (iii) acts or omissions of other tenants of the Building, Retail Center, and other tenants' agents, employees, servants, contractors, invitees, licensees, any other person entering upon the Property or the Retail Center under or with the express or implied invitation of other tenants, or any other person on the Property or in the Building for any purpose whatsoever. Tenant, with respect to itself and its agents, employees, servants, contractors, invitees, licensees or any other person entering upon the Property or the Building under or with the express or implied invitation of Tenant hereby expressly assumes all risks of personal injury, including death, to persons or damage to property, either proximate or remote, by reason of the present or future condition of the Premises or the Building and expressly release Landlord of and from any and all liability for such damage or loss, except in the event of sole or gross negligence or willful misconduct on the part of Landlord or its employees or agents.

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(b)
Any liability of Landlord under the terms of this Lease or in connection with the Premises shall be limited to the interest of Landlord in the Property, and Landlord shall not be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

(c)
None of Landlord’s officers, employees, trustees, beneficiaries, agents, directors, shareholders or partners will ever have any liability to Tenant under or in connection with this Lease, and Tenant hereby waives and releases all claims, causes of action, or other rights of recovery it may ever have against such parties under or in connection with this Lease.

14.  COST OF SUIT

14.1  Right to Recover. If legal action shall be brought by either of the parties hereto because of the breach of any term, covenant or provision hereof, the party prevailing in said action (Landlord or Tenant as the case may be) shall be entitled to recover from the party not prevailing, costs of suit and reasonable attorneys' fees incurred by the prevailing party in the action.

15.  LOSS OF PREMISES BY FIRE, EMINENT DOMAIN, OR OTHER CASUALTY

15.1  Restoration of the Premises. In the event that the Premises are damaged by fire or other casualty, Tenant shall give immediate written notice of such damage to Landlord and to any mortgagee of the Premises whose address shall have been furnished it, and Landlord shall proceed with all reasonable diligence to commence and complete restoration of the Premises to substantially their condition immediately prior to the casualty at Landlord's expense within one hundred twenty (120) days from the date of such damage, during which restoration period this Lease shall remain in full force and effect, except that Rental shall be reduced in proportion to the percentage which the area of the unusable portion of the Premises bears to the area of the entire Premises. Landlord's obligation to restore the Premises shall be limited to the scope of Landlord's original work and shall be limited to the extent insurance proceeds are actually received by Landlord as a result of such casualty. Tenant shall be entirely responsible for the restoration of improvements by Tenant and of Tenant's personal property. In the event that the Premises cannot be restored within one hundred twenty (120) days of the date of such damage, then Landlord may cancel this Lease effective upon notice of such cancellation given to the other party.

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15.2  Casualty Caused By Tenant. Notwithstanding anything contained hereinabove to the contrary, if such damage is contributed to or results from the fault of Tenant, Tenant's employees, servants, agents, or visitors, and such damage shall be repaired by and at the expense of Tenant under the control, direction and supervision of Landlord, and the rent shall continue without abatement or reduction.

15.3  No Restoration. Notwithstanding anything contained hereinabove to the contrary, in the event that (i) any mortgagee of the Premises refuses to make the proceeds of Landlord's insurance immediately available to Landlord for the restoration of the Premises, (ii) such damage is the result of any casualty other than a casualty for which Landlord is required to provide insurance, (iii) the cost of such restoration is estimated to exceed eighty percent (80%) of the replacement cost of the Building and Property, (iv) the casualty renders any substantial part of the Premises untenantable and at the time, less than two (2) years remain until the expiration of the Term, or (v) any part of the Building or Property is damaged to the extent that in Landlord’s judgment, restoration is not practical (whether or not the Premises have been damaged by the casualty), then Landlord, at Landlord's option, shall be released from the obligation to restore the Premises by giving notice of such event and of Landlord's election not to so restore, which notice must be given to Tenant within sixty (60) days of the date of the damage and Landlord or Tenant may terminate this Lease by providing the other with thirty (30) days prior written notice.

15.4  Eminent Domain. If during the term of this Lease any part of the Building or Property is taken by condemnation or conveyed to an entity having the power to take property by condemnation under threat of such a taking, Landlord may elect to terminate this Lease or to continue the Lease, the Rental and Additional Rental, if any, shall be reduced in proportion to the area of the Premises so taken or conveyed and Landlord shall repair any damage to the Premises or the Building or Property resulting from such taking. All sums awarded or agreed upon between Landlord and the condemning authority for the taking or conveyance, whether as damages or as compensation, shall be the property of Landlord only. If this Lease is terminated pursuant to the provisions of this Paragraph 15.4, such termination shall be effective on and the Rental and Additional Rental, if any, shall be payable up to the date that possession is taken by the authority condemning or threatening to condemn and Landlord shall refund to Tenant any prepaid unaccrued Rental and Additional Rental, if any, less any sums then owing by Tenant to Landlord. For the purposes of this Section 15.4, a sale to an entity having the power to take property by condemnation under threat of condemnation shall constitute a vesting of title and shall be construed as a taking by such condemning authority.

16.  HOLDING OVER

16.1  Holdover. Should Tenant continue to occupy the Premises after the expiration of the term hereof, whether with or against the consent of Landlord, such tenancy shall be from month to month and under all the terms, covenants and conditions of this Lease, but at double the Base Rentals, as computed on a monthly basis, for the term of the Lease immediately preceding the hold over period herein.

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17.  SUBORDINATION AND STATEMENT OF CONDITION OF LEASE

17.1  Subordination. Tenant hereby subordinates this Lease and all rights of Tenant hereunder to any zoning ordinances and other governmental regulations relating to the use of the Premises or the Building and Property and to any mortgage or mortgages, or vendor's lien, or similar instruments which now are or which may from time to time be placed upon the premises covered by this Lease and such mortgage or mortgages or liens or other instruments shall be superior to and prior to this Lease. Landlord is hereby irrevocably vested with full power and authority, if it so elects at any time, to subordinate this Lease to any mortgage hereafter placed upon the Premises or upon the Building and Property, and Tenant shall at any time hereafter, on demand, execute any instruments, releases or other documents that may be required by the Landlord or any mortgagee or beneficiary under any deed of trust for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage or deed of trust. Tenant further covenants and agrees that if any mortgagee or other lienholder acquires the Premises by foreclosure, or if any other person acquires the Premises as a purchaser at any such foreclosure sale (any such mortgagee or other lienholder or purchaser at a foreclosure sale being each hereinafter referred to as the "Purchaser at Foreclosure"), Tenant shall thereafter, but only at the option of the Purchaser at Foreclosure, as evidenced by the written notice of its election given to Tenant within a reasonable time thereafter, remain bound by novation or otherwise to the same effect as if a new and identical lease between the Purchaser at Foreclosure, as landlord, and Tenant, as tenant, had been entered into for the remainder of the term of the Lease in effect at the institution of the foreclosure proceedings. Tenant agrees to execute any instrument or instruments which may be deemed necessary or desirable further to effect the subordination of this Lease to each such mortgage, lien or instrument or to confirm any election to continue the Lease in effect in the event of foreclosure, as above provided. Tenant hereby irrevocably appoints Landlord its attorney-in-fact in its name, place and stead to execute any subordination agreement, or other agreement required to be executed by Tenant pursuant to the terms of this Article 17 which Tenant fails to execute within three (3) days of demand.

18.  SIGNS

18.1  Right of Landlord. Landlord reserves the right to affix signage to the exterior walls and the roof of the leased Premises and of the Building or the Property. Except for the entry letters and numerals initially installed by Landlord no signs or other graphics relating to Tenant or its business that are visible from the exterior of the Building or from lobby or other common areas of the Property may be installed anywhere on the Property. If Landlord elects to permit any such signs or graphics, the size, location and appearance thereof must by satisfactory to Landlord in its discretion. Tenant may not use the name of Landlord or of the Building or Property for any purpose other than to identify the location of the Premises in Tenant’s address.

19.  SECURITY

19.1  Security. Tenant, at Tenant's expense, shall provide whatever security and/or alarm systems which Tenant deems necessary and appropriate for the protection of the Premises and of Tenant's fixtures, inventory and equipment located therein. In no event shall Landlord be responsible for the loss of or damage to any of Tenant's fixtures, inventory and equipment situated in the Premises, even though Landlord may have provided general area security or guard services. Tenant is expressly advised that if Tenant should place any fixtures, inventory and equipment within the Premises prior to the time the Premises are completed and delivered to Tenant, the risk of loss or damage to the same will be greatly increased in view of the fact that numerous people will, out of necessity, be permitted access to the Premises for the purpose of completing the same. Landlord may provide general area security or guard services as required from time to time, in which event Tenant shall pay to Landlord, promptly after demand, Tenant's Proportionate Share of the costs incurred by Landlord in having such services performed.

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20.  ESTOPPEL CERTIFICATE.

20.1  Tenant shall execute, acknowledge and deliver to Landlord, without any charge, at any time within five (5) days after request by Landlord, a written statement or estoppel certificate as may be required by any mortgagee of the Premises or Building and Property to the effect that this Lease, as of said date, is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified), the date of commencement of the Lease, the dates on which rental has been paid, and such other information as Landlord shall reasonably request. Any such statement by Tenant shall be used by Landlord for delivery to and reliance upon by prospective purchasers and lenders whose security will consist of liens upon the Premises and Building and Property and shall not affect Tenant's right to later assert any subsequent default or modification.

20.2  Tenant further agrees to furnish from time to time, when requested, any and all reasonable and customary attornment agreements or estoppel certificates which may be required by any holder of a Mortgage or any existing or prospective purchaser of the Building and/or Property. Tenant's failure to deliver such certificates upon request shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that to Tenant's knowledge there are no uncured defaults in Landlord's performance, and (iii) that no rent has been paid in advance except as set forth in this Lease.

21.  LANDLORD'S LIEN

21.1  Landlord shall have and is hereby granted at all times a lien and security interest for the purpose of securing the payment of all rentals and other sums of money becoming due hereunder from Tenant, such lien/security interest to cover and attach to all goods, wares, equipment, fixtures, furniture and other personal property situated in the Premises, and such property shall not be removed therefrom without the consent of Landlord. Upon the occurrence of an event of default by Tenant, Landlord shall have, in addition to any other remedies provided herein, at law, or in equity, all remedies available to a secured party pursuant to all articles of the Texas Business and Commerce Code. This Article 23 shall constitute a security agreement in accordance with the terms of the Texas Business and Commerce Code and Landlord shall be entitled to require the execution by Tenant and filing of such financing statements to perfect the security interest herein granted, as Landlord shall elect. The statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

22.  NOTICE

22.1  Requirement. All notices or demands of any kind required to be given by Landlord or Tenant hereunder shall be in writing and shall be given by (i) placing the notice in the United States mail, certified or registered, properly stamped, (ii) delivered by nationally recognized overnight delivery service, or (iv) by personal delivery, in each case addressed to Landlord or Tenant at the location described in the Basic Terms attached hereto as Exhibit "A" or such other addresses as the respective party may direct in writing to the other. Such notice shall be deemed effective (A) two (2) days after such placing in the mail when delivered by U.S. Mail service, (B) on the day actually delivered by an overnight delivery service, or (C) upon such personal delivery.

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22.2  Waiver of Notice. Except as specifically provided in this Lease, Tenant hereby expressly waives the service of intention to terminate this Lease or to re-enter the Premises and waives the service of any demand for payment of Rent or for possession and waives the service of any other notice or demand prescribed by any statute or other law.

23.  NO REPRESENTATIONS

23.1  Landlord or Landlord's agents have made no representations or promises with respect to the Building, Property, or the Premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant, by implication or otherwise, except as expressly set forth in the provisions of this Lease.

24.  QUIET ENJOYMENT

24.1  Tenant, subject to the terms and provisions of this Lease, on payment of the Rental and observing, keeping and performing all the terms and provisions of this Lease on its parts to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold and enjoy the Premises during the term hereof on and after the term commencement date without hindrance or ejection by Landlord and any persons lawfully claiming under Landlord, subject nevertheless to the terms and conditions of this Lease and to any ground or underlying lease and/or mortgage(s).

25.  RULES AND REGULATIONS

25.1  Tenant and Tenant's agents, employees and invitees will comply fully with any reasonable rules and regulations governing the operation and use of the Premises which are hereinafter imposed by Landlord upon all tenants of the Building and Property in order to preserve the rights and peaceful occupancy of all tenants of the Building and Property. The failure of the Landlord to enforce any of the rules and regulations against the Tenant and/or any other tenant in the building shall not be a waiver of such rules and regulations. Landlord shall not be responsible to Tenant for the non-observance or violation of any of the rules and regulations by any other Tenant but Landlord will nevertheless use reasonable efforts to require compliance by all tenants.

26.  HAZARDOUS SUBSTANCES

26.1  Tenant shall not release or cause or permit to be released (whether by way of uncapping, pouring, spilling, spraying, spreading, attaching, or otherwise) into or onto the Premises, or the Building(s), or the Building and Property, or the Common Areas (including the ground and ground water thereunder and the sewer and drainage systems therein) any hazardous substances (as defined or established from time to time by applicable local, state or federal law). The term "hazardous substances" includes, among other things, hazardous waste. Tenant shall immediately notify Landlord if any such release occurs, and, as to any such release that has been caused or permitted by Tenant, Tenant shall immediately and entirely remove such released hazardous substance at Tenant's expense, and such removal shall be in a manner fully in compliance with all laws pertaining to the removal and storage or disposal thereof. Further, Tenant shall, upon Landlord's demand and at Tenant's sole expense, demonstrate to Landlord (through such tests, professional inspections, sampling or otherwise as is, in Landlord's sole judgment, sufficient for the purpose) that Tenant has not caused or permitted any such release of hazardous substances. In addition to the foregoing, Tenant shall at all times be in full compliance with all applicable codes, regulations, ordinances and statutes, whether local, state or federal, including applicable environmental laws, such as, for example, the Emergency Planning and Community Right to Know Act of 1986, or Title III, and any amendments thereto. The provisions of this paragraph shall survive the expiration or termination of this Lease.

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27.  "AS IS" NATURE OF PREMISES.

27.1  EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, TENANT HEREBY AGREES AND ACKNOWLEDGES THAT IT IS LEASING THE PREMISES IN ITS EXISTING CONDITION, "AS IS, WHERE IS, AND WITH ALL FAULTS WITH RESPECT TO ANY FACTS, CIRCUMSTANCES, CONDITIONS AND DEFECTS. LANDLORD HAS NO OBLIGATION TO REPAIR OR CORRECT ANY SUCH FACTS, CIRCUMSTANCES, CONDITIONS OR DEFECTS IN THE CONDITION OF THE PREMISES, NOR DOES LANDLORD HAVE ANY OBLIGATION TO COMPENSATE TENANT FOR SAME. NO PROMISE OF LANDLORD TO ALTER, REMODEL, REPAIR OR IMPROVE THE PREMISES OR THE BUILDING AND LAND AND NO REPRESENTATION RESPECTING THE CONDITION OF THE PREMISES OR THE BUILDING AND LAND HAVE BEEN MADE BY LANDLORD TO TENANT. TENANT EXPRESSLY ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE SPECIFIED HEREIN, LANDLORD HAS MADE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT OT LIMITED TO, ANY WARRANTY OF CONDITION, TITLE, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE PREMISES, ALL SUCH REPRESENTATIONS AND WARRANTIES, AS WELL AS ANY IMPLIED WARRANTIES BEING HEREBY EXPRESSLY DISCLAIMED.

27.2  TENANT HEREBY AGREES AND ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE SPECIFICALLY STATED IN THIS LEASE, LANDLORD HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OR, AS TO, OR CONCERNING THE NATURE AND CONDITION OF THE PREMISES, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, THE SUITABILITY THEREOF AND OF THE PREMISES OR OTHER ITEMS CONVEYED HEREUNDER FOR ANY AND ALL ACTIVITIES AND USES WHICH TENANT MAY ELECT TO CONDUCT THEREON, THE EXISTENCE OF ANY ENVIRONMENTAL HAZARDS OR CONDITIONS THEREON (INCLUDING BUT NOT LIMITED TO THE PRESENCE OF ASBESTOS OR OTHER HAZARDOUS MATERIALS) OR COMPLIANCE WITH APPLICABLE ENVIRONMENTAL LAWS, RULES OR REGULATIONS.

28.  MISCELLANEOUS

28.1  Captions. The captions of the paragraphs contained in this Lease are for convenience only and shall not be deemed to be relevant in resolving any questions of interpretation or construction of any paragraph of this Lease.

28.2  Waiver. No covenant, term, condition or breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver or the breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. Acceptance of all or any portion of Rental at any time shall not be deemed to be a waiver of any covenant, term or condition as to the Rental payment accepted.

28.3  Withholding of Consent. It is expressly understood that in any case in which the Landlords consent is required under the terms of this Lease and the consent is expressly "not to be unreasonably withheld", Landlord shall not be liable for damages for its failure to provide this consent, even though withholding of the Landlord's consent shall be found unreasonable, so that Tenant's remedy in such event shall be limited to injunctive relief.

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28.4  Entirety Clause. This Lease contains and embraces the entire agreement between the parties hereto and it or any part of it may not be changed, altered, modified, limited, terminated, or extended orally or by any agreement between the parties unless such agreement be expressed in writing and signed by the parties hereto, their legal representatives, successors or assigns, except as may be expressly otherwise provided herein.

28.5  Brokerage. Tenant warrants that it has had no dealings with any broker or agent other than REOC Partners, Ltd in connection with the negotiation or execution of this Lease and shall indemnify Landlord against any claim from any broker or agent other than REOC Partners, Ltd in connection with this Lease.

28.6  No Smoking Policy. A no smoking policy is in effect in the Building. Smoking is prohibited in all areas of the Building, including the Common Areas, restrooms, lobbies, elevators and the Premises. Tenant agrees that Tenant and Tenant’s employees, agents and invitees will not smoke in the Building. Tenant acknowledges that there are existing tenants in the Building that are not contractually prohibited from smoking in their lease premises as the present time. Where possible, Landlord will incorporate this No Smoking Policy into all lease renewals and new leases from and after the date of this Lease.

28.7  Attorneys' Fees. In the event either party shall become a party to any litigation against the other party to enforce or protect any rights or interests under this Lease and shall prevail, the losing party shall reimburse the prevailing party for all investigative and court costs and attorneys' fees incurred in such litigation.

28.8  Successors and Assigns. All of the terms, covenants and conditions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors and administrators, successors and assigns, except that nothing in this provision shall be deemed to permit any assignment, subletting or use of the Premises other than as provided for herein.

28.9  Applicable Law. This Lease shall be governed and interpreted solely by the laws of the State of Texas then in force. Each number, singular or plural, as used in this Lease, shall include all numbers, and each gender shall be deemed to include all genders.

28.10  Time and Joint and Several Liability. Time is of the essence in this Lease and each and every provision hereof, except as to the conditions relating to the delivery of possession of the Premises to Tenant. All the terms, covenants and conditions contained in this Lease to be performed by either party, if such party shall consist of more than one person or organization, shall be deemed to be joint and several, and all rights and remedies of the parties shall be cumulative and nonexclusive of any other remedy.

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29.  EXHIBITS

There are attached to this Lease the following exhibits, which exhibits shall be considered a part of this Lease for all material purposes.

EXHIBIT "A" Basic Terms
EXHIBIT "B" Legal Description of the Property
EXHBIT "B-1" Description of the Premises
EXHIBIT "C" Building Standard Improvements
EXHIBIT "D" Rules and Regulations

Schedule 1 -  Work Letter for Leasehold Improvements
Schedule 2 - Parking

EXECUTED this 20th day of April, 2006.

LANDLORD:

FROST NATIONAL BANK, TRUSTEE
FOR A DESIGNATED TRUST

By: REOC Partners, Ltd., a Texas limited partnership
As Agent for Landlord

By: GWHLT, L.L.C., a Texas limited liability company,
Its:  General Partner

By:   /s/ Todd A. Gold
   Name: Todd A. Gold
   Title: President

TENANT:

ARGYLE SECURITY ACQUISITION CORPORATION

By: /s/ Bob Marbut
        Name: Robert Marbut
Its: CEO and Chairman

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EXHIBIT "A"

BASIC TERMS

Tenant:	ARGYLE SECURITY ACQUISITION CORPORATION
Notification Address:	200 Concord Plaza, Suite 700 San Antonio, Texas 78216 Telephone: (210) 828-1700 Fax:
Landlord:	FROST NATIONAL BANK, TRUSTEE FOR A DESIGNATED TRUST
Notification Address:
c/o REOC Partners, Ltd.
7800 I-H 10 West, Suite 800
San Antonio, Texas 78230
Telephone: (210) 524-4000
Fax(210) 524-4029

with copy to:

REOC Partners, Ltd
200 Concord Plaza, Suite 777
San Antonio, Texas 78216

Premises:	Suite No. 700 containing a total of 2,547 square feet of net rentable area ("RSF") in the Building as shown on the Floor Plan attached to this Lease as Exhibit "B-1"
Use of Premises:	General Office Use.
Area of the Building:	168,296 rentable square feet
Term:	Twelve (12) full calendar months commencing February 1, 2006
Anticipated Date of Substantial Completion:	_________

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A-1

Base Rental:	Months	Rate[1]	Annual Amount[2]	Monthly Installment/RSF
	1-12	$24.00	$61,128.00	$5,094.00

	[1] Per square foot of Net Rentable Area per annum [2] Expressed on an annualized basis even though the applicable period may be longer or shorter than twelve months.

Security Deposit:	n/a

Base Year:	2006

Parking Spaces:		Reserved:	3
		Non-Reserved:	n/a

Leasehold Improvements:		Any Leasehold Improvements installed in the Premises as of the date of this Lease, together with (and as altered by) the Work Letter

Guarantor:		None

INITIAL HERE TENANT	INITIAL HERE LANDLORD

Argyle 2006

A-2

EXHIBIT "B"

LEGAL DESCRIPTION OF PROPERTY

Lot 7, Block 1, New City Block 16743, Central Business Park, Unit 2, an addition to the City of San Antonio, Bexar County, Texas, according to the map or plat thereof, recorded in Volume 9545, Pages 63-64 of the Deed and Plat Records of Bexar County, Texas.

Lot 6, Block 1, New City Block 16743, Central Business Park, Unit 2, an addition to the City of San Antonio, Bexar County, Texas, according to the map or plat thereof, recorded in Volume 9545, Pages 63-64, of the Deed and Plat Records of Bexar County, Texas.

INITIAL HERE TENANT	INITIAL HERE LANDLORD

Argyle 2006

B-1

EXHIBIT "B-1"

FLOOR PLAN OF PREMISES

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Argyle 2006

B-2

EXHIBIT "C"

BUILDING STANDARD IMPROVEMENTS

PARTITIONS:

Partitions are 5/8” thick, ceiling-high gypsum board mounted on 2-1/2" metal studs. Partitions will be furnished with 4" resilient base moldings.

DOORS, FRAMES AND HARDWARE:

Doors are full height 3' X 6’8” nominal, solid-core doors, including metal frames. Hardware shall include door stops, latchsets and hinges on interior doors, and locksets, hinged door stops, and lever handles on corridor doors, (limited to one per tenant, or as required by building codes).

WALL FINISHES:

All wall surfaces shall be covered with one primer coat and one 100% acrylic flat coat.

CEILING:

Accessible fire-rated acoustical system with 24" X 48" X 3/4" acoustical.

LIGHTING:

Fixtures are 2' X 4' ; (4) tube recessed fluorescent lighting units and wall mounted light switches.

ELECTRICAL OUTLETS:

Wall mounted, duplex electrical outlets (110 volt).

FLOOR COVERING:

Building Standard carpeting throughout premises.

AIR CONDITIONING:

A primary heating ventilation and air conditioning system, supply air diffuser, return air grilles, decuting and thermostatic control throughout the premises.

GRAPHICS:

With Landlord’s prior written approval, Tenant at Tenant’s expense, may install exterior signage to be located on the designated sign band. Signing shall be only of Building Standard approved letters and shall be located directly over the Leased Premises front exterior demising wall. One line only of copy shall be permitted and the copy length shall not exceed 75% of the length of the Leased Premises front exterior demising wall, or 75% of the distance between exterior brick columns, whichever is less.

INITIAL HERE TENANT	INITIAL HERE LANDLORD

Argyle 2006

C-1

EXHIBIT "D"

RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Property and to each portion thereof:

1.  Sidewalks, doorways, vestibules, halls, stairways, elevator lobbies, and other similar common areas of the Property may not be used for the storage of materials or disposal of trash, obstructed by any tenant, or used by any tenant for any purpose other than movement about the Property.

2.  Plumbing fixtures may be used only for the purposes for which they are designed, and no sweeping, rubbish, rags or other unsuitable materials may be disposed in them.

3.  Movement in or out of the Building or Retail Center of furniture, office equipment, or any other bulky or heavy materials is restricted to hours reasonably designated by Landlord. Landlord will determine the method and routing of the movement of such items to ensure the safety of persons and property, and Tennant will be responsible for all associated costs and expenses. Written notice of intent to move such items must be given to Landlord at least twenty-four (24) hours before the time of the move.

4.  All deliveries (other than of small hand-carried parcels) must be made through the freight elevators. Passenger elevators are to be used only for the movement of persons. Delivery vehicles are permitted only in areas designated by Landlord for deliveries to the Building or Retail Center. No carts or dollies are allowed through the main entrances of the Building or Retail Center or on passenger elevators without the prior written consent of Landlord.

5.  After-hours removal of hand-carried items must be accompanied by an “Equipment Removal Form” or “Property Pass” provided by Landlord or by a letter signed by an authorized representative of a tenant on the tenant’s letterhead. Each tenant must give landlord a list of persons authorized to sign the Equipment Removal Form or Property Pass.

6.  Landlord must approve the proposed weight and location of any safes and heavy furniture and equipment, which must in all cases stand on supporting devices approved by Landlord in order to distribute the weight.

7.  Corridor doors that lead to common areas of the Building and Retail Center (other than doors opening into the elevator lobby on floors leased entirely to a tenant) must be kept closed at all times.

8.  Each tenant must cooperate with Landlord to keep its premises neat and clean. No tenant may employ any person for the purpose of cleaning other than the Building or Retail Center's cleaning and maintenance personnel.

9.  All freight elevator lobbies are to be kept neat and clean. The disposal of trash or storage of materials in these areas is prohibited.

10.  No birds, fish, or other animals may be brought into or kept in, on, or about the Building or Retail Center (except for seeing-eye dogs).

11.  Tenants may not tamper with or attempt to adjust temperature control thermostats in their premises. Landlord will adjust thermostats as required to maintain the Building standard temperature. Each tenant must use reasonable efforts to keep all window blinds down and tilted at a 45 degree angle toward the street to help maintain comfortable room temperatures and conserve energy.

INITIAL HERE TENANT	INITIAL HERE LANDLORD

Argyle 2006

12.  Each tenant will comply with all security procedures during business hours, after hours, and on weekends. Landlord will give each tenant prior notice of the security procedures.

13.  Tenants must lock all office doors leading to corridors and turn out all lights at the close of their working day.

14.  All requests for overtime air conditioning or heating must be submitted in writing to Landlord by an authorized representative of the tenant. Each tenant must give Landlord a list of persons authorized to request overtime services. Any such request must be made by 2:00 p.m. on the day desired for weekday requests, by 2:00 p.m. Friday for weekend requests, and by 2:00 p.m. on the preceding business day for holiday requests. Requests made after that time may result in an additional charge to such tenant, if acted upon by Landlord, but Landlord will have no obligations to act on untimely requests.

15.  No flammable or explosive fluids or materials may be kept or used within the Property except in areas approved by Landlord, and each tenant must comply with all applicable building and fire codes.

16. No machinery of any kind other than normal office equipment may be operated by any tenant in its premises without the prior written consent of Landlord.

17.  Canvassing, peddling, soliciting, and distribution of hand bills in the Property (except for activities within a tenant’s premises that involve on the tenant’s employees) is prohibited. Tenants will notify Landlord if such activities occur.

18.  A “Tenant Contractor Entrance Authorization” form supplied by Landlord is required for the following:

(a) Access to Building or Retail Center mechanical, telephone or electrical rooms (e.g., Southwestern Bell Telephone employees).

(b) After-hours freight elevator use.

(c) After-hours building access by tenant contractors. Tenants will be responsible for contacting Landlord in advance for clearance of tenant contractors.

19.  Tenants must refer all contractors, contractors’ representatives, and installation technicians tendering any service to them to Landlord for Landlord’s supervision, approval, and control before the performance of any contractual services. This provision applies to all work performed in the Building or Retail Center (other than work under contract for installation or maintenance of security equipment or banking equipment), including but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment, and any other portion of the Building or Retail Center.

20.  A no smoking policy is in effect in the Building and Retail Center. Smoking is prohibited in all areas of the Building and Retail Center, including the Common Areas, restrooms, lobbies, elevators and the Premises. Tenant agrees that Tenant and Tenant’s employees, agents and invitees will not smoke in the Building or Retail Center. Tenant acknowledges that there are existing tenants in the Building and Retail Center that are not contractually prohibited from smoking in their lease premises as the present time. Where possible, Landlord will incorporate this No Smoking Policy into all lease renewals and new leases from and after the date of this Lease.

INITIAL HERE TENANT	INITIAL HERE LANDLORD

Argyle 2006

21.  Each tenant is responsible for removal of trash resulting from large deliveries or move-ins. Such trash must be removed from the Building, Retail Center and Facilities may not be used for dumping. Each tenant is responsible for compliance with this rule by its contractors. If trash is not promptly removed, Landlord may cause it to be removed at the tenant’s sole cost plus a Building standard charge to be determined by Landlord to cover Landlord’s administrative costs.

22. Tenants may not install, leave, or store equipment, supplies, furniture, or trash outside their premises.

23.  Each tenant must provide Landlord with names and telephone numbers of individuals who should be contacted in an emergency.

24.  Tenants must comply with the Property’s life safety program established by Landlord, including without limitation, fire drills, training programs, and fire warden staffing procedures, and must use reasonable efforts to cause all tenant employees, invitees, and guests to comply with such program.

25.  No ice, mineral or other water, towels, newspapers, or other products may be delivered to any premises except by persons appointed or approved by Landlord in writing.

26.  If a tenant requires telegraphic, telephonic, annunciator, or other communication service, Landlord will direct the electricians where and how wires are to be introduced and placed, and none may be introduced or placed except as Landlord may approve. Electrical current may not be used for space heaters, cooking or heating devices or similar appliances without Landlord’s prior written permission.

27.  Nothing may be swept or thrown into corridors, halls, elevator shafts, or stairways.

28  No portion of any tenant’s premises may be used or occupied as sleeping or lodging quarters, nor may personnel occupancy loads exceed limits reasonably established by Landlord for the Building.

29.  All communications to Landlord in connection with these rules may be addressed to Landlord’s property manager, and any approvals required of Landlord under these rules may be obtained from or through Landlord’s property manager.

30.  Landlord reserves the right to amend these Rules and Regulations and to make such other and further reasonable Rules and Regulations as in its judgment may from time to time be needed and desirable.

31.	Landlord shall furnish Tenant the following keys/access cards:

a.)   One (1) access card for each contract parking space rented. Each card will provide access to the parking garage and the building, unless Tenant requests otherwise. (2) cards for building access only at no initial cost. Additional cards, for building access only, or replacement of lost or damaged cards, will be provided at a cost of $10.00 per card. Tenant will notify Landlord as soon as possible should a card be lost or stolen, regardless of whether Tenant intends to purchase a replacement.

b.)   Two (2) keys to each door entering Tenant’s leased area

c.)  Two (2) keys to Tenant’s mailbox

If there is a conflict between any other provision of the Lease and these Rules and Regulations, the other provisions of the Lease control.

INITIAL HERE TENANT	INITIAL HERE LANDLORD

Argyle 2006

INITIAL HERE TENANT	INITIAL HERE LANDLORD

D-

SCHEDULE 1

WORK LETTER

Tenant hereby leases Premises “as-is”.

INITIAL HERE TENANT	INITIAL HERE LANDLORD

Argyle 2006

SCH. 1-1

SCHEDULE 2

PARKING

1. Tenant is authorized, at Tenant’s expense, to park vehicles within the garage located on the Property (the "Garage") as follows:

(a) 0 vehicles in the general parking area designated by Landlord in the Garage, and (b) 3 vehicles in the reserved parking area designated by Landlord in the Garage.

Landlord will issue a parking sticker and /or card for each vehicle of Tenant authorized to be parked in the Garage, or Landlord will provide a reasonable alternate means to identify authorized vehicles. Landlord may designate the area of the Garage within which each authorized vehicle may be parked, and Landlord may change such designations from time to time.

2.  As part of each monthly Base Rental installment payable under this Lease, Tenant must pay Landlord a “Monthly Parking Charge” equal to the sum of (a) $38.00 per month (plus any applicable sales tax) for each reserved space, 7 am - 5 pm, Monday through Friday in the reserved parking area of the Garage, plus (b) $n/a per month (plus any applicable sales tax) for each space available in the general parking area of the Garage.

3.  If parking in the Garage cannot be provided for the full number of vehicles authorized in this Schedule owing to fire or other casualty, condemnation or sale in lieu thereof, or any other cause beyond the reasonable control of Landlord, this Lease will continue without abatement of Rental, and Landlord will use reasonable efforts to make available to Tenant replacement unassigned surface or garage parking spaces within a reasonable distance from the Property, as determined by Landlord, until the full number of vehicles authorized in this Schedule can again be parked in the Garage. The replacement parking spaces will be provided to Tenant without change in the Monthly Parking Charge.

4.  Landlord or the operator of the Garage may make, modify, and enforce reasonable rules relating to the parking of vehicles in the Garage. Tenant must abide by such rules and exercise reasonable efforts to cause its employees, agents, contractors, customers, and visitors to abide by such rules.

5.  Landlord may alter the size of the Garage, restripe parking spaces in the Garage, and designate or assign parking spaces in the Garage or elsewhere on the Property for visitor parking, reserved parking, or other purposes.

INITIAL HERE TENANT	INITIAL HERE LANDLORD

Argyle 2006

SCH. 2-1